CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS FOURTH QUARTER

AND FULL YEAR 2025 RESULTS

Fourth Quarter 2025 vs. Fourth Quarter 2024

●	Revenue of $19.4 million compared to $21.8 million;

●	Gross profit of $3.9 million compared to $4.3 million;

●	Gross margin of 20.3% compared to 20.0%;

●	Net income of $0.7 million compared to net income of $1.0 million;

●	Earnings per share of $0.05 compared to earnings per share of $0.08;

●	EBITDA(1) of $1.6 million compared to $2.3 million;

Full Year 2025 vs. Full Year 2024

●	Revenue of $69.3 million compared to $81.1 million;

●	Gross profit of $10.6 million compared to $17.2 million;

●	Gross margin of 15.2% (21.1% excluding A-10 Program impact) compared to 21.3%;

●	Net (loss) income of ($0.8) million compared to net income of $3.3 million;

●	(Loss) earnings per share of ($0.07) compared to earnings per share of $0.26;

●	Adjusted EBITDA(1) of $1.0 million ($5.5 million excluding A-10 Program impact) compared to $7.8 million;

●	Debt as of December 31, 2025 of $18.4 million compared to $17.4 million as of December 31, 2024.

EDGEWOOD, N.Y. – March 31, 2025 – CPI Aerostructures, Inc. (“CPI Aero” or the “Company”) (NYSE American: CVU) today announced financial results for the three and twelve months ended December 31, 2025.

“2025 was a challenging year due to the impact of the A-10 Program termination. Nevertheless, we took decisive actions to adapt and transition to new programs in the second half of the year. In addition, we reported significant contract wins aligned with our Aerospace & Defense Programs strategy including new awards from Raytheon, Lockheed Martin, the U.S. Air Force and Sikorsky Aircraft, across multiple aerospace and defense programs,” said Dorith Hakim, President and CEO.

Added Ms. Hakim, “In 2025, we also achieved significant milestones across multiple programs in support of critical defense priorities, including platforms currently in active use. And in December 2025, we refinanced our debt with Western Alliance Bank extending the maturity to December 2030, lowering our interest rate and improving other key terms of the facility. This transaction enhances our financial flexibility as we continue to execute on our backlog and transition to new programs.”

Concluded Ms. Hakim, “As we move forward, we remain committed to optimizing our portfolio and delivering sustainable value to our customers and shareholders, ending the year with a strong backlog of $505 million. Looking ahead we will continue to focus on executing our backlog and building on our long-standing customer relationships.”

About CPI Aero

CPI Aero is a prime contractor to the U.S. Department of Defense as well as a Tier 1 subcontractor to some of the largest aerospace and defense contractors in the world. CPI Aero provides engineering, program management, supply chain management, assembly operations and MRO services to this global network of customers. CPI Aero is recognized as a leader within the international aerospace market in such areas as aircraft structural assemblies, military advanced tactical pod structures, engine air inlets, and complex welded products.

Our OEM customers in the defense sector include Lockheed Martin Corporation/Sikorsky Aircraft, RTX Corporation, Collins Aerospace, L3Harris, Northrop Grumman Corporation and the US Air Force, for a range of military aircraft, pod structures, radar and reconnaissance systems, and other aerospace components, and in the civil aviation market include Embraer S.A. for business jet platforms.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release are forward-looking statements. Words such as “remain committed,” “continue,” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements include statements regarding the Company’s backlog, future opportunities and ongoing customer relationships. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contacts:

Investor Relations Counsel	CPI Aerostructures, Inc.

Alliance Advisors IR	Robert Mannix

Jody Burfening	Chief Financial Officer

(212) 838-3777	(631) 586-5200

cpiaero@allianceadvisors.com	rmannix@cpiaero.com
www.cpiaero.com

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash	$899,199	$5,490,963
Accounts receivable, net	5,764,928	3,716,378
Contract assets, net	33,670,354	32,832,290
Inventory	800,823	918,288
Prepaid expenses and other current assets	2,272,696	634,534
Total Current Assets	43,408,000	43,592,453

Operating lease right-of-use assets	9,515,207	2,856,200
Property and equipment, net	412,553	767,904
Deferred tax asset, net	19,894,796	18,837,576
Goodwill	1,784,254	1,784,254
Other assets	229,691	143,615
Total Assets	$75,244,501	$67,982,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$14,724,293	$11,097,685
Accrued expenses	4,763,719	7,922,316
Contract liabilities	1,628,382	2,430,663
Loss reserve	138,426	22,832
Current portion of line of credit	—	2,750,000
Current portion of long-term debt	187,500	26,483
Operating lease liabilities	1,434,385	2,162,154
Income taxes payable	142,540	58,209
Total Current Liabilities	23,019,245	26,470,342

Line of credit, net of current portion	8,373,672	14,640,000
Long-term operating lease liabilities	8,353,120	938,418
Long-term debt, net of current portion	9,690,890	—
Total Liabilities	49,436,927	42,048,760

Commitments and Contingencies (see note 15)
Shareholders’ Equity:
Preferred stock - $.001 par value; authorized 5,000,000 shares, 0 shares, issued and outstanding	—	—
Common stock - $.001 par value; authorized 50,000,000 shares, 13,155,061 and 12,978,741 shares, respectively, issued and outstanding	13,155	12,979
Additional paid-in capital	75,142,168	74,424,651
Accumulated deficit	(49,347,749)	(48,504,388)
Total Shareholders’ Equity	25,807,574	25,933,242
Total Liabilities and Shareholders’ Equity	$75,244,501	$67,982,002

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2025 and 2024

	2025	2024
Revenue	$69,262,124	$81,078,864

Cost of sales	58,706,055	63,840,803

Gross profit	10,556,069	17,238,061

Selling, general and administrative expenses	10,732,451	10,506,439
Income (loss) from operations	(176,382)	6,731,622

Interest expense	(1,567,840)	(2,288,834)
Income (loss) before benefit (provision) for income taxes	(1,744,222)	4,442,788

Benefit (provision) for income taxes	900,861	(1,143,454)
Net income (loss)	$(843,361)	$3,299,334

Income (loss) per common share-basic	$(0.07)	$0.26
Income (loss) per common share-diluted	$(0.07)	$0.26

Shares used in computing income (loss) per common share:
Basic	12,788,937	12,593,213
Diluted	12,788,937	12,709,237

Unaudited Reconciliation of GAAP to Non-GAAP Measures

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP income from operations plus depreciation, amortization and stock-compensation expense.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to income from operations or net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments are outlined below. Please refer to the following table below that reconciles GAAP income from operations to Adjusted EBITDA.

The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Depreciation. The Company incurs depreciation expense (recorded in cost of sales and in selling, general and administrative expenses) related to capital assets purchased, leased or constructed to support the ongoing operations of the business. The assets are recorded at cost and are depreciated over the estimated useful lives of individual assets.

Stock-based compensation expense. The Company incurs non-cash expense related to stock-based compensation included in its GAAP presentation of cost of sales and selling, general and administrative expenses. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.

Reconciliation of income from operations to Adjusted EBITDA is as follows:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024
Income From Operations	1,245,603	2,074,655	(176,382)	6,731,622
Depreciation	154,125	124,746	420,387	430,006
Stock Based Compensation	215,592	74,911	806,610	604,682
Adjusted EBITDA	1,615,320	2,274,312	1,050,615	7,766,310
A-10 Termination	—	—	4,474,135	—
Adjusted EBITDA Excluding A-10 adjustment	1,615,320	2,274,312	5,524,750	7,766,310